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EXHIBIT 23.1







                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Unit Corporation on Form S-8 (File No. __________) of our report dated February 22, 1995, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in the Annual Report on Form 10-K.



                                   COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
November 16, 1995